Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-70870, 333-47288, 333-108573, 333-111878, 333-111880 and 333-118234) and on Forms S-8 (Nos. 333-89369, 333-37400, 333-40430, 333-42974, 333-43996, 333-111543, 333-117068, 333-127989, 333-137314, 333-141245 and 333-153766) of Internap Network Services Corporation of our report dated March 12, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
March 12, 2009